The Mosaic Company Third Quarter 2016

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the Wa’ad Al Shamal Phosphate Company (also known as MWSPC) and other proposed or pending future transactions or strategic plans and other statements about future financial and operating results. Such statements are based upon the current beliefs and expectations of The Mosaic Company’s management and are subject to significant risks and uncertainties. These risks and uncertainties include but are not limited to risks and uncertainties arising from the ability of MWSPC to obtain additional planned funding in acceptable amounts and upon acceptable terms, the timely development and commencement of operations of production facilities in the Kingdom of Saudi Arabia, the future success of current plans for MWSPC and any future changes in those plans; difficulties with realization of the benefits of our long term natural gas based pricing ammonia supply agreement with CF Industries, Inc., including the risk that the cost savings initially anticipated from the agreement may not be fully realized over its term or that the price of natural gas or ammonia during the term are at levels at which the pricing is disadvantageous to Mosaic; customer defaults; the effects of Mosaic’s decisions to exit business operations or locations; the predictability and volatility of, and customer expectations about, agriculture, fertilizer, raw material, energy and transportation markets that are subject to competitive and other pressures and economic and credit market conditions; the level of inventories in the distribution channels for crop nutrients; the effect of future product innovations or development of new technologies on demand for our products; changes in foreign currency and exchange rates; international trade risks and other risks associated with Mosaic’s international operations and those of joint ventures in which Mosaic participates, including the risk that protests against natural resource companies in Peru extend to or impact the Miski Mayo mine; changes in government policy; changes in environmental and other governmental regulation, including expansion of the types and extent of water resources regulated under federal law, greenhouse gas regulation, implementation of numeric water quality standards for the discharge of nutrients into Florida waterways or efforts to reduce the flow of excess nutrients into the Mississippi River basin, the Gulf of Mexico or elsewhere; further developments in judicial or administrative proceedings, or complaints that Mosaic’s operations are adversely impacting nearby farms, business operations or properties; difficulties or delays in receiving, increased costs of or challenges to necessary governmental permits or approvals or increased financial assurance requirements; resolution of global tax audit activity; the effectiveness of Mosaic’s processes for managing its strategic priorities; adverse weather conditions affecting operations in Central Florida, the Mississippi River basin, the Gulf Coast of the United States or Canada, and including potential hurricanes, excess heat, cold, snow, rainfall or drought; actual costs of various items differing from management’s current estimates, including, among others, asset retirement, environmental remediation, reclamation or other environmental regulation, Canadian resources taxes and royalties, or the costs of the MWSPC, its existing or future funding and Mosaic’s commitments in support of such funding; reduction of Mosaic’s available cash and liquidity, and increased leverage, due to its use of cash and/or available debt capacity to fund financial assurance requirements and strategic investments; brine inflows at Mosaic’s Esterhazy, Saskatchewan, potash mine or other potash shaft mines; other accidents and disruptions involving Mosaic’s operations, including potential mine fires, floods, explosions, seismic events, sinkholes or releases of hazardous or volatile chemicals; and risks associated with cyber security, including reputational loss, as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. Safe Harbor Statement 2

Agriculture: Declining Farm Income Source: USDA 3 0 20 40 60 80 100 120 140 160 80 82 84 86 88 90 92 94 96 98 00 02 04 06 08 10 12 14 16F Bil $ U.S. Net Cash Income Source: USDA • Net Cash Income is the sum of crop and livestock receipts, direct government payments and other farm-related income (e.g. custom harvesting services), minus cash expenses, including rent. • This metric is used to benchmark the short term financial health of the U.S. farm sector. • As of May, 2016

Crop Nutrient Affordability a Significant Tailwind for Farmers Based on actual market prices Less A ffordable M ore A ffordable 4 0.40 0.60 0.80 1.00 1.20 1.40 1.60 05 06 07 08 09 10 11 12 13 14 15 16 Plant Nutrient Affordability Plant Nutrient Price Index / Crop Price Index Affordability Metric Average Source: Weekly Price Publications, CME, USDA, AAPFCO, Mosaic

Agricultural Backdrop 5 Corn, soybeans and wheat prices  are making headlines But El Niño left its mark on several  commodities Brazil especially benefits from high  sugar, cotton and coffee prices  10 11 12 13 14 15 16 17 18 19 20 21 Sep-15 Dec-15 Mar-16 Jun-16 US$ CWT Source: NYMEX Sugar Prices Daily Close of Nearby Option 1,900 2,000 2,100 2,200 2,300 2,400 2,500 2,600 2,700 2,800 2,900 Sep-15 Dec-15 Mar-16 Jun-16 Rngts Tonne Source: CRB Malaysian Palm Oil Prices Daily Close of Nearby Option 100 110 120 130 140 150 160 Sep-15 Dec-15 Mar-16 Jun-16 US$ CWT Source: NYMEX Coffee Prices Daily Close of Nearby Option 55 58 60 63 65 68 70 73 75 Sep-15 Dec-15 Mar-16 Jun-16 US$ CWT Source: NYMEX Cotton Prices Daily Close of Nearby Option As of August 2, 2016

Good Demand Fundamentals 6 No change in 2016 forecast ranges Bunching of demand expected in second half 2016 Shipments projected to accelerate in 2017 65‐66 66‐68 30 35 40 45 50 55 60 65 70 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16F17F Global Phosphate ShipmentsMil Tonnes DAP/MAP/NPS/TSP Source: CRU and Mosaic 59‐60 61‐63 25 30 35 40 45 50 55 60 65 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16F17F Global PotashShipmentsMil Tonnes KCl Source: CRU and Mosaic

FX Impact on Supply 7 FSU exporters have benefited from a collapse of local currencies Russian ruble and Belarussian ruble are down 45% and 50% since 2014 Q1 Brazil potash price has declined 60% in dollars but is off just 5% in Belarussian rubles since January 2012 40 50 60 70 80 90 100 110 Jan-14 Jul-14 Jan-15 Jul-15 Jan-16 Jul-16 Index Source: CRB Key Potash Exporter Exchange Rates 2014 Q1=100 Canadian Dollar Russian Ruble Belarus Ruble 0 750 1500 2250 3000 3750 4500 5250 6000 200 250 300 350 400 450 500 550 600 Jan-10 Jan-11 Jan-12 Jan-13 Jan-14 Jan-15 Jan-16 1000 Belarus Rubles Tonne US$ Tonne Source: Argus FMB and CRB MOP Price c&f Brazil Port US$ Tonne 1000 Belarussian Rubles Tonne

Multiple Actions to Reduce Costs 8 *Production costs are reflective of actual costs, excluding realized mark‐to‐market gains and  losses. These costs are captured in inventory and are not necessarily reflective of costs  included in costs of goods sold for the period.  $67  $73  $100  $74  $36  $19   $‐  $20  $40  $60  $80  $100  $120 Esterhazy Belle Plaine Colonsay EnterpriseC a s h   c o s t s   i n c l u d i n g   r o y a l t i e s ,   e x c l u d i n g   r e s o u r c e   t a x e s   a n d   r e a l i z e d   d e r i v a t i v e   g a i n s / ( l o s s e s ) Cash Costs by Mine H1 2016 Brine Cash costs including royalites, excluding resource taxes, brine and realized derivative gains/(losses) average

North American Potash Operations: Optimized, Efficient, Strategically Located 46% 54% Potash Sales 2012-15 North America Offshore Corporate Headquarters Business Unit Office Deep Shaft Mine Solution Mine Export Terminal and Shipping • Our sales outside of the U.S. and Canada of Saskatchewan potash products are  made through Canpotex • Mosaic’s current allocation of Canpotex sales is approximately 38.1%. • Canpotex members have equal voting rights in the affairs of the company (one  member, one vote). • Major decisions made by Canpotex require unanimous agreement by the  shareholders. Potash Shipments  2012 ‐ 2015

Low Cash Cost Opportunity 10 *Production costs are reflective of actual costs, excluding realized mark‐to‐market gains and  losses. These costs are captured in inventory and are not necessarily reflective of costs  included in costs of goods sold for the period.  *Assumes 1.30: 1 CAD to USD. $53  $71  $66  $26  $18   $‐  $10  $20  $30  $40  $50  $60  $70  $80  $90 Esterhazy Belle Plaine Enterprise C a s h   c o s t s   i n c l u d i n g   r o y a l t i e s ,   e x c l u d i n g   r e s o u r c e   t a x e s   a n d   r e a l i z e d   d e r i v a t i v e   g a i n s / ( l o s s e s ) Cash Costs by Mine (95% Operating Rate) Brine Cash costs including royalties, excluding resource taxes, brine and realized derivative gains/(losses) average

Phosphate Operations: Vertically integrated, low cost U.S. Phosphate Operations Additional Phosphate Operations  Faustina, LA ammonia and concentration plant  Peru: 35% equity stake in Bayovar phosphate rock  mine   Saudi Arabia: 25% equity stake in world‐scale  Ma’aden II mine and chemical complex scheduled  to produce in 2016 53%47% Phosphate Sales 2012-15 North America Offshore Phosphate Shipments  2012 ‐ 2015

$39 $0 $5 $10 $15 $20 $25 $30 $35 $40 $45 $50 2011 2012 2013 2014 2015 D o l l a r s / T o n n e Mining Cash Costs/Tonne of Phosphate Rock Mosaic Phosphates: Operational Excellence Source: Mosaic 12

Mosaic: History of Innovation Source: Mosaic 13 0% 5% 10% 15% 20% 25%  ‐  200  400  600  800  1,000  1,200  1,400  1,600  1,800  2,000 2011 2012 2013 2014 2015 T h o u s a n d   T o n n e s MicroEssentials® sales volume MicroEssentials® % of phosphate product volumes

Mosaic: Effective Capital Management Source: Mosaic 14 * 2013 through 2015 18% 13% 29% 40% Capital Allocation: Three Year Summary* Maintenance Organic Growth Investment Commitments Return to Shareholders (dividends & repurchases) ($ in billions) Total: $11.5 Billion A Balanced Approach to Capital Allocation

Managing Costs and Capital • $500 million Expense Reduction • +$75 million from Support Functions • Asset Optimization • Lower Capital Spending 15

Long Term 13

Yield Growth Required To Keep Up With Demand And The Long-term Trend Is Up 1.75 2.00 2.25 2.50 2.75 3.00 3.25 3.50 3.75 4.00 750 775 800 825 850 875 900 925 950 975 80 85 90 95 00 05 10 15F 20F 25F 30F MT HaMil Ha Actual Area Forecast Area Actual Yield Required Yield 1980-12 Yield Trend Source: USDA and Mosaic World Harvested Area and Average Yield 17

Mosaic’s Focus  Build on Mosaic’s Track Record of Success:  Execution  Smart Investments  Environmental Stewardship & Safety  Prudently Manage Capital  Grow Value for Mosaic’s Shareholders 18

Thank you 16

Global Phosphate Shipment Forecasts by Region (August 2, 2016) Source: CRU and Mosaic. Numbers may not sum to total due to rounding. * NPS products included in this analysis are those with a combined N and P2O5 nutrient content of 45 units or greater.  Million Tonnes DAP/MAP/NPS*/TSP 2015R Aug Low 2016F Aug High 2016F Aug Low 2017F Aug High 2017F Comments China 19.6 18.8 19.0 19.1 19.5 We again have lowered our 2016 forecast.  Spring season shipments were less than expected due to a  destocking of channel inventories and a slow start to summer stockpiling.  Lower stocks and domestic  prices (closer to export values) set the stage for a rebound next year. India 9.2 9.3 9.5 9.4 10.0 Despite starting the year with a large overhang of channel inventories, the above‐average monsoon,  high domestic crop prices, and 15% drop in retail DAP prices (thanks to lower international prices, a  workable subsidy, and stable rupee) boost our 2016 forecast.  Strong demand drivers are expected to  carry through to 2017, provided that the rupee remains stable. Other Asia/Oceania 8.7 8.1 8.2 8.3 8.5 We revised modestly higher our expectations for 2016 last quarter due to higher crop prices, more  moderate P prices, average to below‐average channel inventories, improved weather prospects (La  Niña), and more stable forex rates.  Our 2017 forecast calls for a moderate rebound, as we expect the  positive drivers to persist. Europe and FSU 5.1 5.1 5.2 5.1 5.3 Our 2016 forecast is unchanged.  Big harvests this year imply larger fertilizer replacement requirements,  but macroeconomic uncertainties and weaker farm economics in Europe likely will be a drag on growth  in 2017. Brazil 6.9 7.4 7.6 7.5 7.7 Near‐record local currency prices for soybeans, corn, sugar, cotton and coffee have led to a big demand  pull (Jan‐Jun fertilizer shipments set an all‐time record).  Phosphate shipments through the first half of  the year are up 12% from a year ago. Volatility of the real remains an issue, but we expect that highly  profitable farm economics will continue to drive strong phosphate demand in Brazil in the upcoming  peak application season as well as next year. Other Latin America 2.7 3.4 3.5 3.6 3.7 Higher local‐currency ag commodity prices and more moderate fertilizer prices have boosted demand  more than previously anticipated in 2016, leading to an upward revision to our forecast, notably in  Argentina.  Despite calls that Argentina’s soybean export tariff will not be lowered in 2017, we believe  that higher corn area will more than offset any impact on phosphate demand. Elsewhere in the region,  we believe that solid farm economics will lead to modest to moderate shipment gains. North America 8.9 9.1 9.4 9.0 9.2 2016 shipments were revised up as a result of larger‐than expected spring shipments (including a large  de‐stocking of channel inventories) and prospects for a strong fall season. A small drop is projected next  year mainly due to an expected decline in U.S. corn acreage. Other 3.6 3.7 3.8 3.8 4.0 Our 2016 forecast is revised slightly higher.  Modest growth is expected in the Middle East in 2017, with  much stronger (~5% y‐o‐y) growth anticipated in Africa. Total 64.8 64.9 66.2 65.8 67.9 Our 2016 point estimate of 65.6 million tonnes is unchanged from the May forecast.  Our initial shipment  forecast for 2017 calls for an increase to 66‐68 million tonnes, with a point estimate in the middle of the  range ‐‐ a gain of ~2% and in line with the long term trend rate. Source:       i . Nu bers  ay not su  to t t l d  t  r i .

Global Potash Shipment Forecasts by Region (August 2, 2016)

Source: CRU and Mosaic.
Numbers may not sum to total due to rounding.

Muriate of Potash Million Tonnes (KCl)	2015	Aug Low 2016F	Aug High 2016F	Aug Low 2017F	Aug High 2017F	Comments
China	15.9	12.8	13.0	13.7	14.1	*Shipments this year are projected to drop more than previously anticipated due to the delayed settlement of 2016 contracts and a drawdown of channel stocks. 1H imports were down 11% from year-ago levels. We do not anticipate that changes to government support policies to discourage corn plantings will have a material adverse impact on demand in 2017, with a ~8% rebound to ~14 mmt.*
India	4.0	4.4	4.6	4.4	4.7	*Despite high inventories to start the year, we have upped our forecast for 2016 on the basis of the good monsoon underway, lower potash prices, workable subsidy (which was cut only notionally this year) and strong local ag commodity prices. Our forecast for 2017 calls for bullish demand drivers to continue, though the stability of the rupee remains a wildcard.*
Indonesia/ Malaysia	4.3	4.5	4.7	5.0	5.2	*The rebound in shipments we were expecting in 2016 has been muted, but we believe that fundamentals – better rainfall, lower K prices, and decent rice and palm oil prices – will deliver a more meaningful increase in 2017.*
Europe and FSU	10.4	10.3	10.5	10.6	10.8	*Shipments in 2016 have been revised slightly higher and are now expected to be flat y-o-y. Our 2017 forecast calls for a moderate expansion to replace big soil nutrient drawdowns this year and to meet the boost in production of NPKs for export.*
Brazil	8.7	9.0	9.2	9.2	9.5	*Near-record local currency prices for soybeans, corn, sugar, cotton and coffee have led to a big demand pull (Jan-Jun fertilizer shipments set an all-time record).. Potash shipments through the first half of the year are up 16% from a year ago. At the same time, imports are running just 3% ahead of last year and domestic production is off slightly, implying a sizable drawdown in channel inventories. We expect these constructive market conditions to carry over into 2017, underpinning our forecast for shipments to surpass the 2014 high of 9.3 mmt.*
North America	8.9	8.9	9.1	8.8	9.0	*We have trimmed our 2016 forecast slightly due to relatively high channel inventories, though we expect a very solid fall season as a result of large potash withdrawals this year and the low cost of rebuilding soil potassium levels. In 2017, we anticipate a pullback in corn acreage due to lower prices, but that is expected to result in a minor decrease in shipments as acres shift to other crops and the economic incentives to apply potash remain positive.*
Other	8.9	9.0	9.2	9.4	9.7	*Our 2016 forecast is revised slightly higher, as the lower reset in benchmark contract prices (i.e. in China and India) provides a floor in spot market pricing that drives strong demand in the second half of the year.*
Total	**61.2**	**58.9**	**60.3**	**61.1**	**63.0**	*Our 2016 global shipments point estimate is little-changed at 59.6 million tonnes within an unchanged range of 59-60 mmt. Our initial shipment forecast for 2017 calls for robust demand growth of over 4% to 61-63 mmt (following two years of negative growth), with a point estimate in the middle of the range.*